Exhibit 10.1

TANOX, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

2000 Non-Employee Directors’ Stock Option Plan

1. Grant of Option.

TANOX, INC., a Delaware corporation (the “Company”), hereby grants              (the “Director”), an option pursuant to the Company’s 2000 Non-Employee Directors’ Stock Option Plan (the “Plan”) to purchase an aggregate of              shares of Common Stock, $.01 par value per share, of the Company (“Common Stock”) at a price of $             per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan. A copy of the Plan is attached hereto and is hereby incorporated by reference herein. The date of grant of this option is hereinafter referred to as the “Grant Date.”

2. Exercise of Option.

(a) This option is fully exercisable on the Grant Date and is exercisable in whole or in part; provided that no partial exercise of the option shall be for less than 10 whole shares. This option may not be exercised at any time after the tenth anniversary of the Grant Date.

(b) Subject to the conditions hereof, this option shall be exercisable by the Director contacting the Company’s designated stock option administration representative, specifying the number of shares to be purchased and the exercise price to be paid therefor and accompanied by payment of the exercise price in verifiable funds or as otherwise provided for in the Plan.

3. Delivery of Shares.

The Representative shall, upon receipt of the exercise price, together with all applicable taxes and fees, and verification of funds for the number of shares purchased and paid for, make prompt delivery of such shares to the Director, provided that if any law or regulation requires the Representative or the Company to take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

4. Miscellaneous.

(a) Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Director.

(b) All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

Grant Date:	TANOX, INC.

__________	By:	/s/ Greg Guidroz
Greg Guidroz
Vice President of Finance
10555 Stella Link
Houston, Texas 77025

DIRECTOR’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.

DIRECTOR

Signature